MercadoLibre, Inc. Reports Third Quarter 2021 Financial Results

Net Revenues of $1.9 billion, up 72.9% year-over-year on an FX neutral basis

$20.9 billion Total Payment Volume, up 59.0% year-over-year on an FX neutral basis

$7.3 billion Gross Merchandise Volume, up 29.7% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, November 4th, 2021 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended September 30, 2021.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “As a result of what we believe to be these lasting contributions to financial inclusion and the democratization of commerce through an improved experience for our users, our volume growth rates continue to demonstrate a solid trajectory over the long term. We have once again reached new records in gross merchandise volume, payment volumes and credit portfolio size; which demonstrates resilience and strength across all parts of our ecosystem. Moreover, we see our engagement and satisfaction improving sequentially for both commerce and fintech services, which is particularly encouraging given the user base expansion that we have driven over the last year.”

Third Quarter 2021 Business Highlights

•	Considering our entire ecosystem, Unique active users reached 78.7 million.
•	Gross merchandise volume (“GMV”) grew to $7.3 billion, representing an increase of 23.9% in USD and 29.7% on an FX neutral basis.
•	Successful items sold reached 259.8 million, increasing by 26.3% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached 335.1 million.
•	Mobile gross merchandise volume reached 74.1% of GMV.
•	Mercado Envios shipped 247.8 million items during the quarter, representing a 32.1% year-over-year increase.
•

Total payment volume (“TPV”) through Mercado Pago almost topped $20.9 billion, a year-over-year increase of 43.9% in USD and 59.0% on an FX neutral basis. Total payment transactions increased 54.7% year-over-year, totaling 865.7 million transactions for the quarter.

•

Off-platform TPV grew 59.0% year-over-year in USD and 78.8% year-over-year on a FX neutral basis, reaching $13.4 billion, while payment transactions reached 697.4 million, a year-over-year increase of 67.3%.

•	We are offering a more robust breakdown of our total payments volume, including Acquiring TPV and Digital Account TPV.
•	Acquiring TPV, which includes On-Platform, Online Payments, MPoS and QR payments, was $15.4 billion, growing 45.5% on an FX neutral basis.
•

Digital accounts TPV, which includes wallet payments, P2P transfers between Mercado Pago accounts and Cards transactions (debit, prepaid and credit), was $5.5 billion, growing 101.1% on an FX neutral basis.

•	Our asset management product, Mercado Fondo, has now almost $919 million under management and approximately 20.7 million users across Latin America.
•	Mercado Credito’s portfolio is now over $ 1.1 billion, almost 4x its size compared to the third quarter of 2020.

Third Quarter 2021 Financial Highlights

•	Net revenues for the third quarter were $1.9 billion, a year-over-year increase of 66.5% in USD and 72.9% on an FX neutral basis.
•	Commerce revenues increased 69.0% year-over-year in USD reaching $1,224.7 million, while Fintech revenues increased 61.7% year-over-year in USD reaching $632.8 million.
•	Gross profit was $806.6 million with a margin of 43.4%, compared to 43.0% in the third quarter of 2020.
•

Total operating expenses were $646.2 million, an increase of 62.7% year-over-year in USD. As a percentage of revenues, operating expenses were 34.8%, compared to 35.6% during the third quarter of 2020.

•	Income from operations was $160.4 million, compared to $83.1 million during the prior year. As a percentage of revenues, income from operations was 8.6%.
•

Interest income and other financial gains was $35.4 million, a 44.0% increase year-over-year. We incurred $44.4 million in interest expense and other financial losses this quarter, an 81.0% increase year-over-year.

•	We had foreign currency losses of $25.2 million, mainly attributable to a general deterioration in FX currencies of our 3 key geographies.
•

During the quarter, our Argentine subsidiary was approved as eligible under the knowledge-based economy promotional regime the tax benefits granted under the promotional regime are retroactive to January 2020 and will also apply to our future results. For more details, please see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

•	Net income before income tax expense was $126.1 million, a 139.5% increase from the $52.7 million during the third quarter of 2020.
•

Income tax expense was $30.9 million, mainly as a result of higher income tax expense in Brazil due to higher pre-tax gain in Brazil this quarter, partially offset by an income tax benefit in Argentina related to the approval of our Argentine subsidiary’s application for eligibility pursuant to the knowledge-based economy promotional regime.

•	Net income was $95.2 million, resulting in net income per share of $1.92.

The following table summarizes certain key performance metrics for the nine and three-month periods ended September 30, 2021 and 2020.

	Nine-month Periods Ended September 30, (*)		Three-month Periods Ended September 30, (*)
(in millions)	2021	2020	2021	2020

Unique active users	224.5	112.5	78.7	76.1
Gross merchandise volume	$20,394.2	$14,361.4	$7,314.4	$5,902.4
Number of successful items sold	726.5	489.9	259.8	205.7
Number of successful items shipped	686.4	435.2	247.8	187.6
Total payment volume	$53,126.9	$33,814.8	$20,879.8	$14,506.0
Total volume of payments on marketplace	$19,673.1	$13,615.4	$7,058.0	$5,648.9
Total payment transactions	2,225.6	1,255.2	865.7	559.7
Capital expenditures	$433.9	$166.8	$171.0	$65.0
Depreciation and amortization	$136.8	$72.4	$52.3	$28.2

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’20	Q4’20	Q1’21	Q2’21	Q3’21

Brazil	57%	68%	93%	104%	74%

Argentina	145%	144%	124%	53%	38%

Mexico	111%	141%	143%	105%	94%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q3’20	Q4’20	Q1’21	Q2’21	Q3’21

Brazil	112%	120%	139%	101%	69%

Argentina	260%	229%	223%	112%	83%

Mexico	140%	155%	148%	76%	76%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 4th, 2021 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID – 7238308 –) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2020 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees, sale of goods, ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.

Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Successful items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2020,  “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March 31, 2021 and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Interim Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 987,213	$ 1,856,394
Restricted cash and cash equivalents	435,348	651,830
Short-term investments (739,176 and 636,949 held in guarantee)	1,041,868	1,241,306
Accounts receivable, net	70,542	49,691
Credit cards receivable and other means of payments, net	1,428,454	863,073
Loans receivable, net	772,753	385,036
Prepaid expenses	52,337	28,378
Inventory	226,694	118,140
Other assets	267,912	152,959
Total current assets	5,283,121	5,346,807
Non-current assets:
Long-term investments	38,027	166,111
Loans receivable, net	31,184	16,619
Property and equipment, net	702,528	391,684
Operating lease right-of-use assets	389,806	303,214
Goodwill	80,949	85,211
Intangible assets, net	30,709	14,155
Deferred tax assets	127,508	134,916
Other assets	116,185	67,615
Total non-current assets	1,516,896	1,179,525
Total assets	$ 6,800,017	$ 6,526,332
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 906,393	$ 767,336
Funds payable to customers and amounts due to merchants	1,987,083	1,733,095
Salaries and social security payable	277,489	207,358
Taxes payable	196,561	215,918
Loans payable and other financial liabilities	765,135	548,393
Operating lease liabilities	83,677	55,246
Other liabilities	70,193	108,534
Total current liabilities	4,286,531	3,635,880
Non-current liabilities:
Salaries and social security payable	22,691	49,852
Loans payable and other financial liabilities	1,970,393	860,876
Operating lease liabilities	307,333	243,601
Deferred tax liabilities	54,951	64,354
Other liabilities	35,142	20,191
Total non-current liabilities	2,390,510	1,238,874
Total liabilities	$ 6,677,041	$ 4,874,754

Commitments and Contingencies

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,458,958 and 49,869,727 shares issued and outstanding at September 30,
2021 and December 31, 2020	$ 49	$ 50
Additional paid-in capital	919,584	1,860,502
Treasury stock	(744,102)	(54,805)
Retained earnings	443,523	314,115
Accumulated other comprehensive loss	(496,078)	(468,284)
Total Equity	122,976	1,651,578
Total Liabilities and Equity	$ 6,800,017	$ 6,526,332

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Income

For the nine and three-month periods ended September 30, 2021 and 2020

(In thousands of U.S. dollars, except for share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Net service revenues	$ 4,366,538	$ 2,524,348	$ 1,630,914	$ 1,038,574
Net product revenues	572,105	121,813	226,538	77,127
Net revenues	4,938,643	2,646,161	1,857,452	1,115,701
Cost of net revenues	(2,786,756)	(1,425,985)	(1,050,862)	(635,511)
Gross profit	2,151,887	1,220,176	806,590	480,190
Operating expenses:
Product and technology development	(410,691)	(235,485)	(137,671)	(88,796)
Sales and marketing	(1,006,789)	(620,204)	(385,523)	(229,621)
General and administrative	(317,020)	(211,669)	(123,018)	(78,699)
Total operating expenses	(1,734,500)	(1,067,358)	(646,212)	(397,116)
Income from operations	417,387	152,818	160,378	83,074

Other income (expenses):
Interest income and other financial gains	84,588	80,119	35,352	24,553
Interest expense and other financial losses (*)	(175,026)	(75,083)	(44,395)	(24,522)
Foreign currency losses	(52,382)	(32,524)	(25,202)	(30,435)
Net income before income tax expense	274,567	125,330	126,133	52,670

Income tax expense	(145,159)	(75,457)	(30,908)	(37,635)
Net income	$ 129,408	$ 49,873	$ 95,225	$ 15,035

(*)	Includes $49,247 thousands of loss on debt extinguishment and premium related to the 2028 Notes repurchase recognized in January 2021.

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Basic EPS
Basic net income
Available to shareholders per common share	$ 2.60	$ 0.94	$ 1.92	$ 0.28
Weighted average of outstanding common shares	49,761,360	49,713,621	49,597,157	49,720,854
Diluted EPS
Diluted net income
Available to shareholders per common share	$ 2.60	$ 0.94	$ 1.92	$ 0.28
Weighted average of outstanding common shares	49,761,360	49,713,621	49,597,157	49,720,854

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2021 and 2020

	Nine Months Ended September 30,
	2021	2020

Cash flows from operations:
Net income	$ 129,408	$ 49,873
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized devaluation loss, net	67,119	59,471
Impairment of digital assets	7,741	—
Depreciation and amortization	136,761	72,436
Accrued interest	(20,714)	(37,550)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	60,550	15,001
Bad debt charges	271,332	79,491
Financial results on derivative instruments	872	(26,535)
Stock-based compensation expense — restricted shares	538	548
LTRP accrued compensation	83,972	75,142
Sale of fixed assets and intangible assets	—	3,814
Deferred income taxes	18,383	(58,485)
Changes in assets and liabilities:
Accounts receivable	(7,206)	51,250
Credit cards receivables and other means of payments	(616,595)	(351,397)
Prepaid expenses	(24,312)	15,627
Inventory	(113,692)	(40,322)
Other assets	(147,897)	(18,240)
Payables and accrued expenses	127,044	357,804
Funds payable to customers and amounts due to merchants	331,873	711,987
Other liabilities	(63,373)	(69,829)
Interest received from investments	22,543	35,909
Net cash provided by operating activities	264,347	925,995
Cash flows from investing activities:
Purchase of investments	(6,499,127)	(3,600,715)
Proceeds from sale and maturity of investments	6,798,408	3,081,643
Receipts from settlements of derivative instruments	3,598	17,779
Capital contributions in joint ventures	(5,113)	—
Payment for acquired businesses, net of cash acquired	—	(6,937)
Receipts from the sale of fixed assets and intangible assets	—	274
Payment for settlements of derivative instruments	(19,620)	—
Purchases of intangible assets	(29,211)	(93)
Changes in principal of loans receivable, net	(711,699)	(170,284)
Purchases of property and equipment	(424,646)	(159,797)
Net cash used in investing activities	(887,410)	(838,130)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	6,056,090	1,890,156
Payments on loans payable and other financial liabilities	(4,365,252)	(1,415,845)
Payments on repurchase of the 2028 Notes	(1,865,076)	—
Payment of finance lease obligations	(12,612)	(2,499)
Purchase of convertible note capped call	(100,769)	(186,777)
Unwind of convertible note capped call	396,739	—
Common Stock repurchased	(440,005)	(39,671)
Exercise of Convertible Notes	(3,137)	—
Dividends paid of preferred stock	—	(3,000)
Net cash (used in) provided by financing activities	(334,022)	242,364
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(128,578)	(157,524)
Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents	(1,085,663)	172,705
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 2,508,224	$ 1,451,424
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,422,561	$ 1,624,129

Financial results of reporting segments

	Three Months Ended September 30, 2021
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 1,062,620	$ 393,109	$ 291,496	$ 110,227	$ 1,857,452
Direct costs	(831,656)	(253,069)	(284,751)	(91,886)	(1,461,362)
Direct contribution	230,964	140,040	6,745	18,341	396,090

Operating expenses and indirect costs of net revenues					(235,712)
Income from operations					160,378

Other income (expenses):
Interest income and other financial gains					35,352
Interest expense and other financial losses					(44,395)
Foreign currency losses					(25,202)
Net income before income tax expense					$ 126,133

	Three Months Ended September 30, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 610,721	$ 284,746	$ 150,382	$ 69,852	$ 1,115,701
Direct costs	(501,544)	(193,373)	(144,914)	(53,212)	(893,043)
Direct contribution	109,177	91,373	5,468	16,640	222,658

Operating expenses and indirect costs of net revenues					(139,584)
Income from operations					83,074

Other income (expenses):
Interest income and other financial gains					24,553
Interest expense and other financial losses					(24,522)
Foreign currency losses					(30,435)
Net income before income tax expense					$ 52,670

Non-GAAP Financial Measures

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future, and we understand that this measure provides useful information to both Management and investors. In particular, we believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.  The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended September 30, 2021:

	Three-month Periods Ended September 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2021	2020	Percentage Change	2021	2020	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 1,857.5	$ 1,115.7	66.5%	$ 1,929.1	$ 1,115.7	72.9%
Cost of net revenues	(1,050.9)	(635.5)	65.4%	(1,076.3)	(635.5)	69.4%
Gross profit	806.6	480.2	68.0%	852.8	480.2	77.6%

Operating expenses	(646.2)	(397.1)	62.7%	(664.9)	(397.1)	67.4%
Income from operations	160.4	83.1	93.1%	187.9	83.1	126.2%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com